UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October, 29, 2012

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1157 Shrewsbury Avenue, Shrewsbury, New Jersey	07702
(Address of principal executive offices)	(Zip Code)

732-389-8950

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Wayside Technology Group, Inc. (the “Company”) has engaged in stock repurchases of its common stock (the “Common Stock”) from time to time.  A total of 2,136,294 shares of Common Stock have been repurchased as of September 30, 2012, leaving a balance of 374,719 shares of Common Stock that the Company currently is authorized to buy back in the future.  The pre-existing repurchase program was expected to remain in effect for 2012.  As of September 30, 2012, the Company held 522,706 shares of our Common Stock in treasury at an average cost of $9.55 per share.  Repurchased shares in treasury are held for general corporate purposes, including issuances under various stock plans.

On October 23, 2012, the Board of Directors of the Company approved, and on October 29, 2012, the Company entered into, a written purchase plan intended to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Plan”).  Purchases involving shares of the Company’s Common Stock under the Plan may take place commencing October 29, 2012, and the Plan is intended to be in effect until October 29, 2014.  Pursuant to the Plan, the Company’s broker shall effect purchases of up to an aggregate of 350,000 shares of Common Stock.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYSIDE TECHNOLOGY GROUP, INC.

Date: October 29, 2012	By:	/s/ Thomas J. Flaherty
	Name:	Thomas J. Flaherty
	Title:	Chief Financial Officer

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